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                                  PRESS RELEASE

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FOR IMMEDIATE RELEASE:                     CONTACT:

VALHI, INC.                                Steven L. Watson
Three Lincoln Centre                       President
5430 LBJ Freeway, Suite 1700               (972) 233-1700
Dallas, Texas 75240-2697



                        VALHI DECLARES QUARTERLY DIVIDEND



     DALLAS, TEXAS . . . October 28, 1999 . . . Valhi, Inc. (NYSE: VHI) announced today that its board of directors has declared a regular quarterly dividend of five cents ($0.05) per share on its common stock, payable on December 31, 1999 to stockholders of record at the close of business on December 10, 1999. Valhi, Inc. is engaged in the titanium dioxide pigments, component products (ergonomic computer support systems, precision ball bearing slides and locking systems), titanium metals products and waste management industries.

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